Exhibit 10.11

October 23, 2006

GMAC Mortgage Group, Inc.
200 Renaissance Center
P.O. Box 200
Detroit, Michigan 48265-2000
Attention: Corporate Secretary
Telecopy: (313) 665-6308

GMACCH Investor LLC
c/o Kohlberg, Kravis & Roberts & Co. L.P.
9 West 57th Street
New York, New York 10019
Attention: Scott C. Nuttall
Telecopy: (212) 750-0003

GMACCH Investor LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Stuart Katz
Telecopy: (212) 357-5505

GMACCH Investor LLC
c/o Five Mile Capital Partners LLC
Four Stamford Plaza, Suite 400
Stamford, Connecticut 06902
Attention: Konrad Kruger
Telecopy: (203) 905-0954

Re:                 Stockholders Agreement dated as of March 23, 2006 (the “Agreement”), by and among GMAC Mortgage Group, Inc. (“Seller”), GMAC Commercial Holding Corp. (the “Company”) and GMACCH Investor LLC (“Investor”)

Ladies and Gentlemen:

Reference is made to the Agreement, as defined above. Terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

The parties hereby agree that, subject to the terms hereof, a supermajority vote (which majority includes the affirmative vote or written consent of all of the shares of Common Stock held by Seller or its assignee of Seller’s right to designate directors pursuant to Section 2.1(b) of the Agreement) shall not be required under Section 2.2(a)(iv) of the Agreement with respect to a repurchase, exchange or redemption (each such repurchase, exchange or redemption not otherwise excepted from the supermajority vote requirements by subparts (i)-(iii) of 2.2(a)(iv), a “Company Transaction”) by the Company or any Subsidiary of the Company of any common stock of the Company from an employee, officer, non-employee member of the Board of Directors, consultant or other person having a service relationship with the Company or one of its Subsidiaries (each, a “Counterparty”) in connection with satisfying any of its obligations under, or exercising any of its rights under, an employee benefit plan or employment agreement. For purposes of clarification, a Company Transaction shall not be deemed to include any such repurchase, exchange or redemption effected by the Company or any Subsidiary of the Company from a Counterparty in connection with satisfying any of its obligations under an employee benefit plan or employment agreement.

Within 5 business days following the end of each calendar month, the Company shall, and Investor shall cause the Company to, submit a list of any such Company Transaction effected in such calendar month without Seller’s consent pursuant to the immediately preceding paragraph. The monthly list of Company Transactions shall be submitted to Seller in accordance with the notice provisions of the Agreement, and shall include the name of each Counterparty, the number of shares included in the Company Transaction, the date of the Company Transaction and the amounts paid or consideration provided to the Counterparty with respect to such Counterparty Transaction. Seller shall have the right to request (and the Company shall be required to provide) such additional information with respect to any Company Transaction as Seller may reasonably request.

Notwithstanding anything to the contrary herein, Seller’s waiver hereunder of certain rights under Section 2.2(a)(iv) shall not be effective with respect to any Company Transaction or series of related Company Transactions with a Counterparty who, prior to such Company Transaction, owns (together with its affiliates or related parties) not less than 2% of any class of common stock of the Company.

This letter agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts (including by means of telecopied signature pages), all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

Please acknowledge your agreement with the foregoing by executing a counterpart of this letter agreement where indicated below and returning to the undersigned.

* * * * * * * * * * * * *

Sincerely,

CAPMARK FINANCIAL GROUP INC.
(formerly known as GMAC Commercial Holdings Corp.)

By:	/s/ Linda Pickles
Name:	Linda Pickles
Title:	Executive Vice President

Agreed:

GMACCH INVESTOR LLC

By: KKR ASSOCIATES MILLENNIUM FUND L.P., its Member

By: KKR MILLENNIUM L.P., its General Partner

By: KKR MILLENNIUM GP LLC, its General Partner

By:	/s/ Scott C. Nuttall
Name: Scott C. Nuttall
Title: Member

GMAC MORTGAGE GROUP, INC.

By:	/s/ D. C. Walker
Name:	D. C. Walker
Title:	CFO